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                                                 INSIGHT HEALTH SERVICES CORP.
                                                 4400 MACARTHUR BLVD.
                                                 SUITE 800
                                                 NEWPORT BEACH, CA 92660

[LOGO]         N E W S  R E L E A S E
                                                                      CONTACTS
                                                At Lippert/Heilshorn & Assoc.:
                                                   Lillian Armstrong/Adam Aron
                                                                  415-433-3777
                                                                 Keith Lippert
                                                                  212-838-3777

                                                                   At Insight:
                                                                     Tom Croal
                                                     Executive Vice President/
                                                       Chief Financial Officer
                                                                  714-476-0733


               INSIGHT HEALTH SERVICES CORP. COMPLETES ACQUISITION
              OF THREE DIAGNOSTIC IMAGING NETWORKS IN THE NORTHEAST

     - THE NETWORKS GENERATED COMBINED NET REVENUES OF $7 MILLION IN 1996 -

         NEWPORT BEACH, CALIFORNIA, June 3, 1997 - InSight Health Services Corp. ("InSight") (NASDAQ: IHSC) today announced it has completed its acquisition of Maine's Mobile Imaging Consortium and the Mobile Imaging Consortium - New Hampshire. The acquisition adds three strategically positioned networks to InSight's existing business in the Northeast.

         E. Larry Atkins, InSight's President and Chief Executive officer commented, "This acquisition moves InSight towards its primary objective of establishing regional networks capable of providing high quality imaging services and becoming the country's leading provider of diagnostic imaging and information services. The Mobile Imaging Consortiums are well managed, profitable businesses, and each network has a strong customer base. They complement our existing facilities in the Northeast, and greatly strengthen our presence in this strategically located market. We plan to continue to make acquisitions and grow our business in the key diagnostic imaging markets in the U.S."

         InSight, headquartered in Newport Beach, California, provides diagnostic imaging and information, treatment and related management services. It serves managed care, hospitals and other contractual customers in 28 U.S. states, including five major U.S. markets: California, the Southwest, including a major presence in Texas, the Midwest, the northeast and the Southeast.


                                  - MORE -

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INSIGHT HEALTH SERVICES CORP.
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SAFE HARBOR STATEMENT
---------------------

The matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including such factors as changing regulatory environment, limitations and delays in reimbursement by third party payors, contract renewals, financial stability of customers, aggressive competition, and other risk factors detailed in the company's SEC filing.